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                                                                    EXHIBIT 99.7


                               MONAHAN AGREEMENT


       This Agreement is made as of the 25th day of September, 1996 by and among Kent Electronics Corporation, a Texas corporation (the "Company"), Futronix Systems Corp., a Delaware corporation ("Futronix Systems"), Futronix Acquisition Company, a Texas corporation ("Futronix"), Wire & Cable Specialities Corporation, a Georgia corporation ("W&C"), Theodore J. Bruno, a Georgia resident ("Bruno"), and Paul Monahan, a Georgia resident ("Monahan").


                                   Background

       This Agreement is being entered into in connection with a Reorganization Agreement, dated the date hereof, among the Company, the Acquisition Company, Futronix, W&C, Terrence M. Hunt, Bruno, Monahan and the Futronix Shareholder Parties (the "Reorganization Agreement"). Terms are used as defined in the Reorganization Agreement unless otherwise defined herein.

       The Reorganization Agreement contemplates that the Company and Monahan will take certain actions in connection with the Transactions, and this Agreement sets forth the terms and conditions of such actions.


                                   Witnesseth

       Now, therefore, in consideration of the respective covenants contained herein and in the Reorganization Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

       1. Employment Agreement. At the Closing, Monahan shall execute and deliver to Futronix and the Company the Employment Agreement contemplated by the Reorganization Agreement (the "New Employment Agreement"). Upon the Company's execution and delivery to Monahan of the New Employment Agreement, the Employment Agreement between Monahan and W&C, dated February 26, 1993, as amended (the "Old Employment Agreement"), shall thereupon terminate, and neither Monahan nor W&C shall have any rights or obligations thereunder.

       2. Value Appreciation Bonus. Upon Monahan's completion of seven days of employment with Futronix after the Closing (or on the next business day if such seventh day is
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not a business day), the Company shall pay to Monahan the Value Appreciation
Bonus (defined in Section 4 hereof). This payment will not be forfeited in the event that, subsequent to the Closing, Monahan is unable to fulfill this condition as the result of his death, disability or termination without "cause" (as defined in Section 5(d) of the New Employment Agreement).

       3. Settlement of Value Appreciation Bonus Obligations. The payment to Monahan of a bonus in an amount equal to 48,400 shares of Company Common Stock plus cash equal to the product of 82% of such number of shares multiplied by the value of a share of Company Common Stock as determined for reporting such bonus for federal income tax purposes (the "Value Appreciation Bonus") shall satisfy in full any and all rights of Monahan to receive a bonus under
Section 6 of the Old Employment Agreement.

       4. Option from Bruno. At the Closing, Bruno and Monahan shall enter into the Option Agreement specified in Section 10.9 of the Reorganization Agreement and the Option Agreement between them, dated February 26, 1993, shall thereupon terminate, and neither Bruno or Monahan shall have any rights or obligations thereunder.

       5. Old Monahan Agreement. The Monahan Agreement dated August 7, 1996 by and among Futronix Systems, the Acquisition Company, Futronix, W & C , Bruno and Monahan is hereby terminated, and no party thereto shall have any rights thereunder.

       6. Termination. This Agreement shall terminate and none of the parties shall have any rights or obligations hereunder upon a termination of the Reorganization Agreement.

       7. Contents of Agreement. This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the parties hereto with respect to the Transaction and supersedes all prior agreements or understandings among the parties regarding those matters.

       8. Amendment, Parties in Interest, Assignment, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.





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       9.     Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

       10. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Texas without regard to its provisions concerning conflict of laws.

       11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

       IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                           KENT ELECTRONICS CORPORATION

                                           By:   /s/Morrie K. Abramson
                                                --------------------------------
                                           Title: Chairman & CEO


                                           FUTRONIX SYSTEMS CORP.

                                           By:   /s/Terrence M. Hunt
                                                --------------------------------
                                           Title: President


                                           FUTRONIX ACQUISITION COMPANY

                                           By:   /s/Morrie K. Abramson
                                                --------------------------------
                                           Title: President





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                                           FUTRONIX CORPORATION


                                           By:   /s/Terrence M. Hunt
                                                --------------------------------
                                           Title: President


                                           WIRE & CABLE SPECIALITIES CORPORATION

                                           By:   /s/Theodore J. Bruno
                                                --------------------------------
                                           Title: President


                                                 /s/Theodore J. Bruno
                                           -------------------------------------
                                           THEODORE J. BRUNO


                                                 /s/Paul Monahan
                                           -------------------------------------
                                           PAUL MONAHAN





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